Exhibit 3.223

ARTICLES OF ORGANIZATION

OF

BULLDOG ISLAND EVENTS LLC

(Under Section 203 of the Limited Liability Company Law)

The Undersigned, in order to form a Limited Liability Company under Section 203 of the Limited Liability Company Law of the State of New York hereby certifies as follows:

1. Name. The name of the Company is BULLDOG ISLAND EVENTS LLC.

2. Office. The office of the Company is to be located in the County of New York, State of New York.

3. Date of Dissolution. The last day on which the Company is to dissolve is December 31, 2050.

4. Service of Process. The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o Shapiro Forman Allen Sava & McPherson LLP, 380 Madison Avenue, New York, NY 10017, Attention: Robert W. Forman.

IN WITNESS WHEREOF, the Undersigned, under penalty of perjury hereby affirms on January 8th, 2007 that the foregoing statements are true.

/s/ Robert W. Forman
Robert W. Forman, Organizer

ARTICLES OF ORGANIZATION

OF

BULLDOG ISLAND EVENTS LLC

Section 203 of the Limited Liability Company Law

Filer:

Shapiro Forman Allen Sava & Mcpherson LLP

25th Floor

380 Madison Avenue

New York, NY 10017

Cust. Ref#703716CMJ

DRAWDOWN

CERTIFICATE OF CHANGE

OF

BULLDOG ISLAND EVENTS LLC

Under Section 211-A of the Limited Liability Company Law

1.	The name of the limited liability company is: Bulldog Island Events LLC

2.	It was organized under the name of Bulldog Island Events LLC.

3.	The date of filing of the original articles of organization with the Department of State is January 9, 2007.

4.	The articles of organization are amended:

To change the process address in New York upon whom all process against the limited liability company may be served to c/o CT Corporation System, located at 111 Eighth Avenue, New York, NY 10011.

To designate CT Corporation System, located at 111 Eighth Avenue, New York, NY 10011, as its registered agent in New York upon whom all process against the limited liability company may be served.

BULLDOG ISLAND EVENTS LLC

By:	BULLDOG ENTERTAINMENT GROUP LLC, its Sole Member

By:	WARNER MUSIC INC., its Sole Member

By:	/s/ Paul Robinson
Name: Paul Robinson Title: General Counsel & Secretary

Certificate of Change

of

Bulldog Island Events LLC

Under Section 211-A of the

Limited Liability Company Law

* * * * *

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York